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                                                                    EXHIBIT 99.5

                                     [LOGO]

                     RIGHTS OFFERING OF 1,500,000 SHARES OF
                         COMMON STOCK AT $1.25 PER SHARE

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      THE RIGHTS OFFERING WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON
                              ,             , 2000, UNLESS WE EXTEND IT.
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To Our Clients:

         Enclosed for your consideration are the prospectus and other materials relating to the offer by Paper Warehouse, Inc. of shares of its common stock, at a subscription price of $1.25 per share, in cash, pursuant to non-transferable rights distributed to holders of record of shares of Paper Warehouse, Inc. common stock as of the close of business on the record date, September 15, 2000.

         As described in the prospectus, you have been granted 0.323 non-transferable rights for each share of Paper Warehouse, Inc. common stock carried by us in your account as of the record date. No fractional rights were granted. If a fractional right was calculated for you as a result of the ratio described above, the number of rights granted to you was rounded down to the nearest whole right. You are entitled to subscribe for one share of the Paper Warehouse, Inc. common stock for each whole right granted to you at a subscription price of $1.25 per share.

         The materials enclosed are being forwarded to you as the beneficial owner of the shares of Paper Warehouse, Inc. common stock carried by us in your account but not registered in your name. Exercises of the rights may be made by only us as the record owner and pursuant to your instructions. Accordingly, we request instructions as to whether you wish us to elect to subscribe for any shares of Paper Warehouse, Inc. common stock to which you are entitled pursuant to the terms and subject to the conditions set forth in the enclosed prospectus and other materials. However, we urge you to read these documents carefully before instructing us to exercise the rights.

         Your instructions to us should be forwarded as promptly as possible in order to permit us to exercise rights on your behalf in accordance with the provisions of the offering described in the prospectus. The offering will expire at 5:00 p.m., New York City time, on , 2000, unless the offering is extended by Paper Warehouse. Once you have exercised a right, your exercise may not be revoked.

         If you wish to have us, on your behalf, exercise the rights for any shares of the Paper Warehouse, Inc. common stock to which you are entitled, please so instruct us by completing, executing and returning to us the instruction form on the reverse side of this letter.

         IF YOU DO NOT WISH TO EXERCISE THE RIGHTS AND PURCHASE ADDITIONAL SHARES OF PAPER WAREHOUSE, INC. COMMON STOCK, PLEASE DISREGARD THIS MATERIAL. IF YOU HAVE ANY QUESTIONS OR REQUESTS FOR ASSISTANCE CONCERNING THE RIGHTS OFFERING, PLEASE CONTACT WELLS FARGO BANK MINNESOTA, N.A. AT (800) 380-1372.


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         INSTRUCTIONS BY BENEFICIAL OWNERS TO BROKERS OR OTHER NOMINEES


         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the rights offering by Paper Warehouse, Inc.

         This will instruct you whether to exercise the rights to purchase the Paper Warehouse, Inc. common stock distributed with respect to the common stock held by you for the account of the undersigned, pursuant to the terms and subject to the conditions set forth in the prospectus and the related materials.

Box 1. / /  Please do not exercise rights for shares of the Paper
            Warehouse, Inc. common stock.


Box 2. / /  Please exercise rights for shares of the Paper Warehouse, Inc.
            common stock as set forth below:

           Subscription Right*            Number of Shares            Subscription Price               Payment
           ------------------             ----------------            ------------------               -------

             ____________                     ________         x       $1.25                     =      $______

_____________________
     * You may purchase one (1) share for each whole right you hold.

        Total Payment Required = $ ________
        (Line 1 must equal total of amounts in boxes 3 and 4 below)


Box 3. / /  Payment in the following amount is enclosed: $_______________


Box 4. / /  Please deduct payment from the following account maintained by you as follows:

_______________________________         _______________________________
Type of Account                         Account No.

Amount to be deducted: $ _________

Date: __________________, 2000


                                        _______________________________

                                        _______________________________

                                        Signature(s)

                                        Please type or print name(s) below

                                        _______________________________

                                        _______________________________